Exhibit 99.2

         Dollar General Board of Directors Declares Dividend


    GOODLETTSVILLE, Tenn.--(BUSINESS WIRE)--Nov. 29, 2006--Dollar
General Corporation (NYSE: DG) today announced that its board of directors declared a dividend of $0.05 per share, payable January 18, 2007, to common shareholders of record on January 4, 2007.

    Dollar General is a Fortune 500(R) discount retailer with 8,276 neighborhood stores as of November 24, 2006. Dollar General stores offer convenience and value to customers by offering consumable basic items that are frequently used and replenished, such as food, snacks, health and beauty aids and cleaning supplies, as well as a selection of basic apparel, housewares and seasonal items at everyday low prices. The Company's store support center is located in Goodlettsville, Tennessee. Dollar General's Web site can be accessed at www.dollargeneral.com.

    CONTACT: Dollar General Corporation
             Investor Contact:
             Emma Jo Kauffman, 615-855-5525
             or
             Media Contact:
             Tawn Earnest, 615-855-5209